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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference therein in the Registration Statement (Form S-8) pertaining to the 1999 Non-Qualified Stock Option Plan of Women First HealthCare, Inc. of our report dated February 18, 2000, with respect to the consolidated financial statements of Women First HealthCare, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                        /s/ RAY DITTAMORE
                                        --------------------------------------
                                        ERNST & YOUNG LLP

San Diego, California
April 6, 2000